EXHIBIT 10.3

AMENDMENT NO. 1 TO THE

WASHINGTON GROUP INTERNATIONAL, INC.

SHORT-TERM INCENTIVE PLAN

THIS AMENDMENT to the Washington Group International, Inc. Short-Term Incentive Plan was adopted by Washington Group International, Inc. (the “Company”), effective as of February 9, 2005.

W I T N E S S E T H:

WHEREAS, the Company maintains the Washington Group International, Inc. Short-Term Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company has authority under Section 13(e) of the Plan to amend the Plan from time to time; and

WHEREAS, the Board wishes to amend the Plan;

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1.

The last paragraph in Section 6 is hereby amended in its entirety to read as follows:

“For employees in the following positions, only quantifiable goals based upon one or more of the foregoing performance measures will be used to calculate incentive awards under this Plan:  president and/or chief executive officer of the Corporation, corporate senior executive vice president, corporate executive vice president and president of a business unit.  The performance of other Participants will be measured both by one or more of the foregoing quantifiable performance measures and by non-quantifiable measures such as the promotion of safety, diversity, employee development and cooperation among business units and the exemplification of the Company’s core values.  Notwithstanding the foregoing, the Compensation Committee, or the Board, may, in its discretion, reduce the amount of any incentive award otherwise calculated for any Participant under this Plan who is a Covered Employee or an officer of the Corporation, for any reason that the Compensation Committee, or Board, deem appropriate; and the chief executive officer may, in his discretion, reduce the amount of any incentive award otherwise calculated for any other Participant under this Plan for any reason that the chief executive officer may deem appropriate.”

2.

The last sentence of Section 11 is hereby amended to read as follows:

“A Participant must be actively employed at the time of payment to receive an incentive award; provided, however, that if a Participant’s employment with the Company has terminated before the time of payment by reason of the Participant’s retirement, disability or death, the Administrative Committee may, in its discretion, pay a prorated award to the Participant or the Participant’s estate.”

3.

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Board has adopted this Amendment effective as of February 9, 2005.